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                                                                  Exhibit No. 23

                         Consent of Independent Auditors
                         -------------------------------

The Board of Directors
Armstrong World Industries, Inc.:

We consent to incorporation by reference in Registration Statement No. 333-74501 on Form S-3 and the Registration Statements No., 2-91890, 33-18996, 33-18997, 33-29768, 33-65768, 333-74633 and 333-79093 on Form S-8 of Armstrong World
Industries, Inc. of our report dated February 2, 2000, relating to the consolidated balance sheets of Armstrong World Industries, Inc., and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of earnings, cash flows and shareholders' equity and the related financial statement schedule for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Armstrong World Industries, Inc.


KPMG LLP

Philadelphia, Pennsylvania
March 10, 2000